Exhibit 10.17

     THIS AGREEMENT CONTAINS CONFIDENTIAL TERMS WHICH HAVE BEEN OMITTED AND
          FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement ("Agreement") is entered into as of June 15, 2000 (the "Effective Date") by and between UPK/DMB, LLC, a Delaware limited liability company ("Company"), United Park City Mines Company, a Delaware corporation ("UPK") and DMB Park City, LLC, an Arizona limited liability company ("DMB").

                                    RECITALS:

         A. UPK is the owner of or has interests in certain real property, subject to various encumbrances, interests and claims, some but not all of which are described below in Recitals B and C, which real property is located in:

                  (i) Summit County, Utah, known as the "Flagstaff Property" consisting of approximately 1800 acres, which is more particularly described on Exhibit A attached hereto;

                  (ii) Wasatch County, Utah, known as the "Bonanza Property" consisting of approximately 1800 acres, which is more particularly described on Exhibit B attached hereto;

                  (iii)  Summit  County,   Utah,  known  as  "Richardson  Flats"
consisting of approximately 640 acres, which is more particularly described in Exhibit C attached hereto; and

                  (iv)  Summit  County,   Utah,  known  as  "Quinn's   Junction"
consisting of approximately 20 acres, which is more particularly described in Exhibit D attached hereto.

         B. UPK is endeavorig to, and will, to the extent set forth in the Acquisition Election (as defined in the Operating Agreement), exercise best efforts to acquire all or a portion of:

                  (i)      *****;

                  (ii)     *****;

                  (iii)    *****;

                  (iv)     *****;

                  (v)      *****;

                  (vi)     *****; and

                  (vii)    *****;

         C. UPK is endeavoring to acquire, and, to the extent set forth in the Acquisition Election, will exercise best efforts to acquire, an emergency access easement over and with respect to a portion of:

                  (i)      *****; and

                  (ii)     *****.

         D. UPK is also the owner of certain Water Rights (as defined in the Operating Agreement) which are necessary for the development of the Properties.

The term "Property" or "Properties" as used herein shall refer to all interests or rights in the properties described in Recitals A, B, C and D, which UPK currently owns or subsequently acquires, recognizing, however, that in the case of Properties subsequently acquired UPK may be entitled to a credit against Costs incurred by the Company in the acquisition thereof as and to the extent set forth under the definition of Costs herein or in the Operating Agreement.

         E. In anticipation of development of the Properties, UPK has entered into the following agreements:

                  (i) Development Agreement for Flagstaff Mountain, Bonanza Flats, Richardson Flats, the 20 Acre Quinn's Junction Parcel and Iron Mountain with Deer Valley and Park City Municipal Corporation ("City") dated as of June 24, 1999 ("Development Agreement");

                  (ii) Deer Valley Settlement Agreement dated November 6, 1992 ("Deer Valley Settlement Agreement");

                  (iii) Exchange Agreement with Park City Star Mining Company, Inc. dated November __ [undated], 1999 ("Park City Star Exchange Agreement");

                  (iv) Exchange Agreement with Deer Valley Resort Company dated March 6, 2000 ("Deer Valley Exchange Agreement");

                  (v) Settlement Agreement with Park City dated November 6, 1992, concerning the waiver of any requirement for the Project to provide certain additional water rights ("Park City Settlement Agreement");

                  (vi) Agreement for Joint Well Development Program with Park City dated January 14, 2000 ("Joint Well Agreement");

                  (vii) Memorandum of Understanding Between Park City Municipal Corporation and United Park City Mines Company Clarifying and Implementing the Water Service and Water Source Development Provisions of the Development Agreement dated January 14, 2000 ("Water Memorandum") (collectively, the Park City Settlement Agreement, Joint Well Agreement and Water Memorandum are the "Water Agreements"); and

                  (viii) and any other agreements now existing or hereinafter entered into by UPK (excluding any water agreements or rights not included in the definition of Water Rights as stated in the Operating Agreement), which relate directly to, or provide benefits or services to, the Properties, but only to the extent reasonably necessary for the development of the Project (collectively the agreements identified in Recital E are the "Existing Agreements").

         F. Contemporaneously herewith, UPK and DMB have formed the Company and entered into an Operating Agreement of even date herewith ("Operating Agreement") which is incorporated herein by reference, whereby UPK and DMB have become members of the Company. DMB is the Managing Member of the Company ("Managing Member"). The purpose of the Company is to acquire (i) the Properties or the portions of the Properties (excluding Excluded Property as defined herein) which are necessary for development as development areas under the Approved Business Plan, together with such Surface Rights (defined herein) as are necessary to desirable to serve the proposed development areas, (ii) the Water Rights and (iii) certain rights, or the right to exercise certain rights, of UPK under the Existing Agreements which may provide benefits and which are reasonably necessary to develop the Properties, or to develop a Project on those portions of the Properties which are not Excluded Property, all as more fully described in the Operating Agreement.

         G. UPK is willing to contribute, to the extent of its rights therein now owned or hereafter acquired, the Properties, the Water Rights, and any rights necessary to the development of the Properties under the Existing Agreements to the Company at the times and on the terms and conditions set forth herein; provided, however, that UPK is not required to contribute affordable housing credits or sites acquired from or in connection with other properties of UPK not included in the Properties.

                                   AGREEMENT:

         NOW, THEREFORE, for valuable consideration, including the agreements contained in the Operating Agreement, receipt of which is hereby acknowledged, the parties agree as follows:

         1. Recitals; Defined Terms, Conflicts. The recitals to this Agreement are true and correct and are incorporated herein by reference, the exhibits hereto are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Operating Agreement. In the event of any conflicts between this Agreement and the Operating Agreement, the terms of the Operating Agreement shall control.

         2. Contribution of the Properties and Surface Rights. Subject to the Contribution Conditions set forth herein, upon written Contribution Notice (defined herein) from the Managing Member to UPK, which request shall be substantially in accordance with the Approved Conceptual Plan and Approved Business Plan (each as defined in the Operating Agreement) for such Properties or portions thereof to be developed as development areas or as Surface Rights, UPK shall contribute:

                  (a) the Properties or portions thereof specified in such Contribution Notice (such portions as are contributed from time to time are called the "Contributed Properties") as are necessary for development of the Project in accordance with the Phasing Plans to be approved as a part of the Initial Business Plan and the Initial Conceptual Plan previously submitted to UPK as the same are refined, including without limitation, the timing of contributions, by the revised Initial Business Plan and Initial Conceptual Plan to be presented to UPK by DMB no later than September 1, 2000 for adoption by the Members and further refined by subsequent Business Plans and Conceptual Plans for specific developable areas;

                  (b) Consistent with the Approved Business Plan and to satisfy governmental requested requirements and where not in conflict with on going obligations of UPK under present and future permits, easements rights ("Easement Rights") which consist of non-exclusive easements, licenses, rights of way, or other surface rights to be specified by the Managing Member on portions of the Excluded Property which are necessary to provide services and access for the Contributed Properties to be developed, including without limitation utility easements, roadway easements, emergency access easements, maintenance easements, transportation corridor easements for gondolas and other transportation modes, easements for skiing, hiking, biking and other recreational uses, and for providing access to recreational properties and facilities, easements for the transit and retention basins for surface water runoff, easements for parking, easement for equipment and vehicle and machinery storage and operation, and any other easements for services or access contemplated or required by the Development Agreement or as set forth in the Approved Business Plan;

                  (c) Dedicate to the public or deed restrict or otherwise restrict by covenants, conditions and restrictions or otherwise as requested by the Managing Member ("Deed Restrictions") all or portions of the Excluded Property for rights of way, open spaces, view corridors, hiking, skiing, biking or other trails and other public uses as required by the Development Agreement or as a condition of subsequent development approvals or reasonably necessary for development of the Properties;

                  (d) The Water Rights or such portion thereof as may be required in DMB's judgment to develop the Properties to be contributed, and the other Water Rights subject to the Company's Option as set forth in subsection
(f) below to the extent that the Option is exercised; and

                  (e) An assignment, right to exercise, other transfer or conveyance of any rights under the Existing Agreements which may be necessary or provide benefits or services to the Properties or to develop the Properties contributed, as contemplated by the Approved Business Plan, all upon the conditions stated herein. The Easement Rights and Deed Restrictions are collectively sometimes herein called "Surface Rights." The term "Excluded Property" as defined in the Operating Agreement means any portion or portions of the Properties which are designated by DMB to be unacceptable in DMB's sole discretion because they contain any active or prior mine sites or mining facilities ("Mine Sites or Facilities"), any waste mine rock, tailings dump or storage or other materials or areas which may be subject to environmental concerns ("Mine Waste") or wetlands, protected wildlife areas or other areas not suitable for development. To the extent that DMB elects to exclude any active or prior Mining Sites or Facilities, areas known to contain Mine Waste or to have suspected environmental concerns, and areas of wetlands or protected wildlife areas from the Properties as Excluded Properties, DMB shall designate the gross area to be included and excluded from the Properties to be contributed and the Company shall cause, at the Company's cost, a survey to be prepared of the areas to be included in each of the Contributed Properties. Each date of a contribution of the Contributed Properties to the Company shall be a "Contribution Date." To the extent that Surface Rights and Existing Agreements are transferred or assigned to the Company, the Company and DMB shall assume obligations (excluding any environmental obligations or liabilities) that relate directly and solely to the Surface Rights or Existing Agreements transferred or assigned, and with respect to obligations which may affect more than the Surface Rights or Existing Agreements transferred or assigned, will work out the sharing of obligations (excluding any environmental obligations or liabilities) on a reasonable basis. Any cost sharing with respect to environmental obligations will be as set forth in the Protocol. Any Disagreement with respect to sharing of obligations shall be subject to dispute resolution under Section 5.12 of the Operating Agreement.

                  (f) UPK owns certain Water Rights in the Ontario #2 Drain Tunnel, and hereby grants the Company the exclusive option, to be exercised within 36 months from the date hereof, to have UPK make available to the Company in a legally acceptable form for as long as the Company desires as much water for golf and irrigation use for the Bonanza Property and golf irrigation for the Richardson Flats Property as DMB shall in good faith deem necessary for the development, taking into account all relevant factors concerning potential alternate water rights and sources, including without limitation, the legal status and cost of alternative sources of water, the cost of such alternative water rights and water sources, the cost of delivery of water to the Properties and all other factors which will affect costs and legal certainty as well as the feasibility of having water rights and water sources when needed for such properties. The water made available shall include both water rights and source water and the Option Right may be exercised by written notice from DMB, acting alone on behalf of the Company, to UPK specifying the quantity of water rights and water source to which the exercise relates and the term of the exercise. UPK shall execute any legal documents reasonably necessary to perfect the Option Right in the Company and if exercised to make available the water rights and water to the Company. In no event less than 180 days prior to the date for DMB commencement of water use (the "Commencement Date"), DMB shall notify UPK of the Commencement Date. At any time prior to the Commencement Date, UPK may lease or license the water subject to the Option Right; provided, however, that such lease or license shall not interfere with DMB's Option Right. The Company shall compensate UPK for the Ontario #2 Drain Tunnel water used by the Company at the rate of $300 per acre foot per annum, which rate shall be adjusted on the Commencement Date and annually on each anniversary of the Commencement Date to equal $300 multiplied by a fraction, the numerator of which is the Consumer Price Index - All Urban Consumers - All Items - U.S. City Average
(1982-1984=100) published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") for the last day of the calendar quarter preceding the Commencement Date and each applicable anniversary of the Commencement Date and the denominator of which is the CPI as of the date of this Agreement.

         3. Condition of Properties on the Contribution Date. On the date the Properties are required to be contributed to the Company, UPK covenants that the condition of the Properties shall be as follows:

                  (a) Title to the Properties contributed shall be contributed by UPK subject to no monetary liens or monetary encumbrances ("Monetary Liens") including property taxes for 1999 and prior years (the Company being obligated to pay property taxes for 2000 and future years) or other encumbrances approved by DMB in its reasonable judgment. UPK shall be responsible for any roll back taxes imposed by any applicable Utah governmental entity on Contributed Properties for the years 1999 and prior and the Company shall be responsible for any such roll back taxes applicable to the years from 2000 forward;

                  (b) Any Mine Sites or Facilities shall have been remediated by UPK in accordance with a Mine Hazards Protocol ("Mine Protocol") reasonably acceptable to the Managing Member. The Mine Protocol shall be in addition to any Mine/Soil Hazard Mitigation Plan ("Mine Mitigation Plan") to be developed by UPK and delivered to the City for approval as required by the Development Agreement. Notwithstanding the foregoing, UPK shall deliver a copy of the draft Mine Mitigation Plan to the Managing Member prior to submission thereof to the City and the parties shall co-ordinate the two plans to the extent possible, and shall co-operate in planning and cleanup but with separate obligations as set forth in the Mine Protocol or the Business Plan. All remediation of Mine Sites or Facilities shall be done under the Mine Protocol under the supervision of an independent third party mine consultant ("Mine Protocol Manager") and the remediation or other management shall be performed by another independent third party contractor, each of which shall be engaged by UPK, subject to the consent and approval of DMB. To the extent that any Mine Sites or Facilities are on, or reasonably adjacent to development areas on Properties to be contributed to the Company, or on other areas designated by the Mine Protocol or the Business Plan, such as trails, roads and other areas where routinely people can be expected to be present as a result of the development of such areas (collectively, the "Adjacent Properties"), the provisions of both the Mine Protocol and the Mine Mitigation Plan with respect thereto shall be reasonably acceptable to the Managing Member and shall provide, at a minimum, that any mine shafts, adits or tunnels which are open to the surface be capped or otherwise remediated or managed as provided in the Mine Protocol. The Mine Protocol shall contain specific sections dealing with the management of capping of the Daly No. 2 shaft and the removal of the Mining Facilities at the Ontario No. 3 mine complex site. The cost of remediating Mine Site or Facilities wherever located and whether under the Mine Protocol or the Mine Mitigation Plan shall be at the sole expense of UPK, except that the cost of remediation or other management within the development areas and the Adjacent Properties designated by the Mine Protocol or the Business Plan shall be allocated as provided therein;

                  (c) All Mine Waste on the development areas on Properties to be contributed, and on Surface Rights on Excluded Property where the Company is granted such Surface Rights, shall be remediated in accordance with a Mine Waste Remediation Protocol ("Environmental Protocol") to be approved by either the Utah Department of Environmental Quality ("UDEQ"), the Environmental Protection Agency ("EPA") or another entity or agency acceptable to both UPK and DMB. The Company and the Managing Member will co-ordinate the planning and cleanup with UPK but shall have no obligations for cleanup except for any cost sharing set forth in the Environmental Protocol. To the extent that the Company produces clean fill dirt in excess of the amount needed for its development activities in connection with its construction activities, it will permit UPK or its independent third party contractor to remove the fill dirt for use in soil caps under the remediation which is unrelated to the development activities. DMB shall reasonably co-operate with UPK in trying to minimize UPK's expense in connection with the use of excess fill dirt and will stockpile the same at locations within the Contributed Properties where it will have the least impact on the Company. UPK will pay for that portion of the cost of removing the excess fill dirt consisting of the actual cost of removal over of the cost, if any, which the Company, would have incurred to dispose of the excess fill dirt, and in the case of a Disagreement with respect to such difference in cost, the matter shall be subject to the dispute resolution procedures under Section 5.12. All remediation of Mine Waste shall be done under the supervision of an independent third party environmental consultant ("Protocol Manager") and the remediation or other management shall be performed by another independent third party contractor, each of which shall be engaged by UPK, subject to the consent and approval of DMB. The cost of remediation of Mine Waste located on the development areas of the Properties to be contributed and the Adjacent Properties designated by the Environmental Protocol or the Business Plan shall be borne by the Company, and the cost of remediation for other portions of the Excluded Property shall be borne by UPK except as otherwise provided in the Environmental Protocol with respect to cost sharing obligations assumed by the Company related to development activities as further provided in the Environmental Protocol. The Mine Protocol and the Environmental Protocol are collectively referred to herein or in the Operating Agreement as the "Protocol";

                  (d) In the event that any Mine Waste or Mine Sites or Facilities are discovered on Contributed Properties after contribution to the Company, UPK shall engage an independent contractor to remediate the conditions in accordance with the Mine Protocol or the Environmental Protocol, as applicable, using the same Protocol Manager for Environmental Protocol matters, and the cost of such remediation shall be shared as set for in the Protocol;

                  (e) UPK shall have obtained, and caused the Properties (other than the Contributed Properties) to be in compliance with, and continue to be in compliance with, any permits required with respect to storm or other water runoff from or through the Properties or the retention of such water on site, from the UDEQ, EPA or any other applicable agency and any plans adopted as part of obtaining or complying with such permits, including, without limitation, the drainage plan required by the City under the Development Agreement. The Company shall be responsible for obtaining such permits with respect to the Contributed Properties. No plan shall be adopted which contemplates that any surface water runoff from the Properties be collected or directed through any Contributed Properties which are to be development areas in excess of historical flows other than as agreed by both Members;

                  (f) UPK shall have obtained and be in compliance with any U.S. Corp of Engineers 404 permit or other federal or state permits required, and any other applicable regulatory requirements, required to mitigate or remediate any Mine Sites or Facilities or Mine Waste; and

                  (g) UPK shall be in compliance with the terms of the Existing Agreements to the extent that failure to be in compliance would or might affect the ability of the Company to develop the Contributed Property for the purpose for which such property is intended; except to the extent that the obligations are specifically assumed by the Company as specified in Section 2(e).

         4.  Form  of  Transfer.   All  instruments  of  conveyance,   transfer,
assignment or Deed Restriction shall be in a form and substance acceptable to the Managing Member and shall be in the following forms:

                  (a) Properties to be contributed for development shall be conveyed to the Company by special warranty deed subject to no exception other than those permitted by this Agreement or the Operating Agreement or shown on the Title Report (excluding Monetary Liens) and approved by DMB under Section 11 of this Agreement. Any such conveyance shall exclude all mineral rights, surface and subsurface water rights, and any surface or subsurface mining tunnels, shafts, adits, portals and other mine workings. In cases where mineral rights are excluded from a conveyance, UPK shall sign a separate agreement in recordable form acceptable to DMB and the Title Company, in which UPK shall waive any right of surface entry in connection with any remaining mineral rights and shall covenant to provide surface support for any subsurface mining activities;

                  (b) All instruments of dedication to the public or granting Surface Rights on the Excluded Property shall be in such form and shall be denominated as the Title Company or applicable governmental agencies shall deem appropriate to provide sufficient rights in the Excluded Property for the purpose for which the contribution is sought keeping in mind that the Company does not wish to own title or other rights to any portion of the Excluded Property in any fashion which might subject it to any environmental liability;

                  (c) Any rights under the Existing Agreements which may be necessary to give the Company the right to develop the Properties shall be in the form required to provide such rights or to allow the Company to exercise such rights in the name of UPK without, in each case, requiring the Company to assume obligations of UPK under the Existing Agreements except those obligations which directly relate to the right being transferred to the Company; and

                  (d) The Water Rights shall be transferred free and clear of all liens and encumbrances except as otherwise created by the documents giving rise to such rights and the Water Agreement, by any documents, instruments or filings customarily executed or made to transfer Water Rights of the type and kind involved.

         5. Contribution Notice. When the Managing Member desires to have UPK contribute Properties to the Company or to grant Surface Rights, the Managing Member shall:

                  (a) Give UPK written notice ("Contribution Notice") of the Properties to be contributed or the Surface Rights required, together with a specific identification by legal description of the real property which is the subject of such notice unless the required easement is temporary or is not subject to precise definition because a blanket easement, surface right or Deed Restriction is required or the precise location cannot be determined until a later time in which case a general description of the desired area shall be included, and the nature of any remediation under the Mine Hazard Protocol or the Environmental Protocol, and the date or approximate time a contribution is required as set forth in subsection (b) below.

                  (b) Give UPK 30 days written notice of a required contribution with respect to Properties to be contributed upon which no Mine Site or Facilities or Mine Waste remediation is required. With respect to Properties to be contributed where remediation is required under the Environmental Protocol, UPK shall endeavor to enter into a contract which will require the independent contractor to commence and to diligently proceed to complete the remediation promptly in accordance with the time frames set forth in the written notice of contribution or under the Business Plan and require the Protocol Manager to certify to UPK, DMB and the Company that the remediation has been completed in accordance with the Environmental Protocol ("Protocol Certification"). UPK does not guarantee any remediation times but UPK will exercise reasonable diligence to supervise the independent contractor and shall contractually require that such remediation shall be accomplished within such time frames after notification to the contractor unless the contractor can demonstrate that a longer time is required because of force majeure or other factors beyond his control ("Remediation Time"). The Properties to be contributed by UPK shall be contributed within ten day after receipt of the Protocol Certification by UPK, DMB and the Company.

                  (c) Not  less  than  15 days  prior  to the  required  date of conveyance or transfer, the Company shall furnish the exact form of instrument of conveyance, assignment, easement, surface rights, dedication or Deed Restriction required by the Managing Member and subject to the reasonable right of UPK to reasonably object to any such instrument which is not consistent with this Agreement or the Operating Agreement; UPK shall deliver the required instrument, duly executed and acknowledged, where necessary, on the required date.

         6. UPK Contribution Conditions. UPK's obligation to contribute the Properties or grant Surface Rights shall be subject to the following conditions precedent ("Contribution Conditions"):

                  (a) UPK shall have received a written Contribution Notice from the Managing Member; and

                  (b) Such Contribution Notice shall require contributions as are permitted or required under the then Approved Business Plan and the then Approved Conceptual Plan for the Properties to be contributed.

         7. UPK Covenants. Recognizing that the ability of the Company to develop the Properties to be contributed is, and the Surface Rights may be, dependent on actions taken or not taken, and the fulfillment of obligations, by UPK both before and after the contribution with respect to the Properties, and compliance with the Existing Agreements, over which the Company and DMB have no control, UPK covenants and agrees with the Company and DMB as follows:

                  (a) To exercise reasonable due diligence to cause the independent contractor pursuant to the contract to be entered into to remediate Mining Sites or Facilities and Mine Waste in accordance with the Mine Protocol and the Environmental Protocol, in each instance in accordance with the requirements thereof and within the Remediation Time frames so as to not delay the development of the Contributed Properties or Surface Rights;

                  (b) To (i) use good faith efforts and reasonable diligence to obtain when required to perform activities under the Business Plan, and (ii) thereafter keep in force and comply with, all permits and other regulatory requirements which are needed, required or triggered by remediation of Mine Sites or Facilities, Mine Waste or to comply with the Existing Agreements, the Environmental Protocol, the Mine Protocol, the Mine Mitigation Plan, or any other plan required to be adopted and approved under the Existing Agreements, or otherwise required by federal or state laws, rules or regulations, except as such obligations are assumed by the Company under the Protocol;

                  (c) To use good faith efforts and reasonable diligence prior to contribution of Contributed Properties or Surface Rights to the Company (and thereafter with respect to Excluded Property and Surface Rights unless, in the case of Surface Rights such obligations are expressly assumed by the Company in connection with the contribution as stated in Section 2(e)) to comply with all federal or state laws which would or may affect the development by the Company of the Contributed Properties or Surface Rights;

                  (d) Except as otherwise provided in the Operating Agreement, not to amend, modify or waive rights under the Existing Agreements without the reasonable consent of DMB, where such action might affect the development of the Contributed Properties or Surface Rights or to transfer the Properties or Excluded Properties to any person or entity which is not approved by DMB and which does not agree to accept and perform all of the obligations of UPK under this Agreement with respect to the contributed properties and Excluded Properties;

                  (e) Subject to the right of DMB to exercise reasonable approval rights, not to enter into any new agreements which would be binding upon the Company or the Properties to be contributed or the Surface Rights, or which would create obligations which must be satisfied by either UPK or the Company prior to, during or after development of the Properties to be contributed or the Surface Rights;

                  (f) To utilize good faith efforts to acquire marketable title to the ***** Property, the ***** Fractions and the ***** Properties prior to December 31, 2000, and thereafter to the extent such Properties are specified as ones which UPK will acquire in the Acquisition Election to exercise best efforts to acquire such ***** Property, the ***** Fractions and the ***** Properties if no Voluntary Termination Date has occurred;

                  (g) To cause a water and sewer line and dry utility lines or pipes for gas, electricity, telephone and cable to be installed in accordance with plans and specifications, and by an independent contractor, each approved by the Company up Empire Canyon sufficient in size to provide services to the Project. The sharing of costs between the Company and UPK for the installation of the line or pipes and the costs of any remediation of Mine Waste occasioned by such installation shall be as set forth in the Protocol;

                  (h) Subject to reasonable approval rights of the Managing Member, to exercise good faith and reasonable efforts to negotiate an agreement for a non-potable water supply for the development of the Bonanza Property in accordance with the Approved Business Plan to be implemented at the Company's expense;

                  (i) Not to apply for any change in zoning or entitlements for the Properties without the written consent of the Managing Member;

                  (j) To complete the transfer of properties to Deer Valley as contemplated in the Settlement Agreement, with the reasonable prior consent and approval of DMB as to the actual properties to be conveyed to Deer Valley;

                  (k) To engage a contractor to construct a runaway truck ramp ("Runaway Truck Ramp") on SR 224 at a location and in accordance with plans to be approved by the City or the other Utah governmental agency accepting the ramp and DMB, including any required remediation of Mine Wastes or hazardous substances to level required by the accepting governmental agency, with the costs of such construction to be borne by the Company and the cost of any remediation to be shared as provided in the Protocol; and

                  (l) To use good faith efforts and reasonable diligence to acquire utility easements from Deer Valley across its property to provide service to the Properties, and to acquire a roadway easement for the purpose of widening SR 224 at locations approved by the City or Utah Department of Transportation.

         8. Escrow. Promptly after the Effective Date of this Agreement, the Company and UPK shall establish an escrow (the "Escrow") with Coalition Title Agency, 2200 Park Avenue, Suite C-100, Park City, Utah 84060, attention Diane Zimney with ("Escrow Agent") for the purposes of handling the transfer of the Properties from UPK to the Company.

         9. Planning Submittal Authorization. During the term of this Agreement and subject to any limitations set forth in the Operating Agreement, UPK hereby irrevocably authorizes and appoints the Company as UPKs exclusive agent to obtain all planning, rezoning and development rights authorizations and entitlements required to permit the development of the Properties but only in accordance with the Approved Conceptual Plan and Approved Business Plan for a particular Property set forth in Sections 5.4 and 5.5 of the Operating
Agreement. Notwithstanding the appointment of the Company as agent for UPK under, and subject to Section 5.9 of, the Operating Agreement, UPK shall execute all formal applications for such authorizations and entitlements at the request of DMB.

         10. Survey. As provided in Section 2 above, upon determination of the Excluded Property areas, the Company at its sole expense shall provide UPK and Escrow Agent with a current survey or surveys (the "Survey") of the Properties or each of the Properties as contributed, excluding the Excluded Property sufficient for the issuance of an extended coverage owner's policy of title insurance. The Survey shall be prepared by a land surveyor or civil engineer licensed in the State of Utah.

         11. Title Review. As soon as reasonably possible after delivery of the Survey, and not later than September 1, 2000, the Company shall cause Escrow Agent to deliver to the Company and DMB, with a copy to UPK, a current preliminary title report (the "Title Report") from a Title Insurer approved by DMB ("Title Insurer") for the Properties leading to the issuance of an extended coverage owner's policy of title insurance for the Company with such endorsements as DMB may require, together with legible copies of any matters typed on the Title Report as exceptions to or affecting title to the Property. Any costs involved in obtaining such Title Report shall be a due diligence cost of DMB. DMB, acting on behalf of the Company, shall have thirty (30) days from receipt of the Title Report (and all required copies of matters affecting title) to object, in its reasonable discretion, by notice to UPK and Escrow Agent to any matter affecting title shown on the Title Report which is not expressly permitted by this Agreement or the Operating Agreement. No title policy or report obtained by or furnished to DMB prior to the date of this Agreement, or any other knowledge of title matters with respect to the Properties obtained by DMB prior to the date of this Agreement, shall in any way waive, estop or otherwise prevent DMB from objecting to a matter shown upon the Title Report even if such matter shall have appeared on a title report or policy received by DMB prior to the date of this Agreement or the Title Report, or have been otherwise known by DMB prior to the date hereof or of the Title Report. If any amendment or supplement ("Amendment") to the Title Report is issued (except to remove matters previously objected to by DMB), a copy thereof shall be promptly delivered by Escrow Agent to the Company and DMB, with a copy to UPK, together with a legible copy of any new matter referred to therein. DMB, acting on behalf of the Company, shall have ten (10) days after receipt of any such amendment or supplement (and any required copies), or until the Contribution Date, whichever first occurs, to object by notice to UPK and Escrow Agent. Any objection by DMB under this Section shall describe in reasonable detail the objectionable matter and the reason(s) why it is objectionable. UPK may elect, but shall not be required, to cure any matters objected to by DMB as provided herein, except that UPK shall remove any Monetary Liens which are objected to herein and UPK shall remove any item placed upon the Properties in violation of Section 16(c). If UPK fails to cure any matter objected to by DMB, DMB may elect, as its exclusive remedy for UPK's failure to cure an objectionable matter, to (i) waive its objection by notice to UPK and Escrow Agent, and the Properties shall be contributed to the Company on the Contribution Date subject to such objectionable matters, (ii) terminate this Agreement as of December 31, 2000 under the Operating Agreement as a Title Termination by giving notice on or before January 11, 2001, with the right to obtain a Termination reimbursement, or (iii) terminate the Contribution Notice and elect not to have the Company acquire any Properties subject to such objectionable matters by notice to UPK and Escrow Agent; provided, however, that no remedy elected by DMB shall result in a reduction of UPK's Capital Account. If DMB fails to object to any matter set forth in the Title Report or in any amendment or supplement thereto within the time periods prescribed in this Section but no later than December 31, 2000, the Company shall be deemed to have accepted such matters; provided, however, that if further Amendments are issued after December 31, 2000, then DMB shall have the right to object to any further matters shown therein which it considers objectionable, but in the absence of an election by UPK to cure the objection, DMB may elect, as its sole remedy for UPK's failure to cure such objectionable matter, to waive the objection or terminate the Contribution Notice but only with respect to the affected Property to which the objection relates.

         12. Title Insurance. In connection with the contribution of the Properties to the Company, Escrow Agent's Title Insurer shall be unconditionally committed to issue to the Company an extended coverage owner's policy of title insurance in an amount equal to at least the amount credited to the Capital Account of UPK under the Operating Agreement or such larger amount as the Managing Member may request, with such reinsurance or co-insurance as the Managing Member may require. The title insurance policy shall insure title to the Contributed Properties and any interest in Surface Rights in the Company subject only to the usual conditions and stipulations appearing in the printed form of policy and matters typed on the Title Report (and any amendment or supplement thereto) and not objected to in a timely manner or waived by the Managing Member as provided herein, together with such endorsements are the Managing Member may require. The Company shall pay the premium for the extended coverage owner's policy and any endorsements.

         13. Development Submissions. UPK shall cooperate fully with DMB and the Company and work together to gather and prepare all necessary documents, reports, and applications for submission to the City, or other governmental authority, in connection with any proposed zoning and other approvals required for the development of the Properties including any related zoning stipulations or development standard modifications provided the same are consistent with the Initial Conceptual Plan or the Conceptual Plan for a particular Properties.

         14. Planning and Studies. The Company, DMB, their contractors and agents shall have the right to enter upon the Properties at all reasonable times prior to the contribution of the Contributed Properties or Surface Rights to the Company for the purpose of inspecting the Properties and making, preparing and obtaining any tests, surveys or studies the Company or DMB may desire, including, but not limited to, drainage, percolation and soils tests and studies, environmental studies, and other engineering or archaeological tests and studies and activities relating to any Environmental Protocol or Mine Protocol adopted with respect to the Properties. The Company shall defend, indemnify and hold UPK harmless for, from and against any claims, demands, actions, liabilities and obligations (including, but not limited to, mechanics' and materialmen's liens) arising from any exercise of the rights granted the Company under this Section. If the Properties are not contributed to the Company for any reason, the Company shall promptly restore the Property to its condition prior to any such testing and inspection and the Company shall, upon request, provide the originals or copies of all tests and studies to UPK.

         15. Information. Promptly following the Effective Date of this Agreement, UPK shall provide DMB copies of all requested information within the possession or control of UPK regarding the Properties including, but not limited to, any survey, preliminary and final plats, engineering plans, drawings and specifications for on-site or off-site improvements, soils tests, archeological reports, environmental assessments, reports on water and utility availability and quality, tax assessment records, and zoning applications and stipulations. If any such information comes into the possession or control of UPK after the Effective Date of this Agreement, UPK shall promptly provide copies of such information to DMB. UPK makes no representation or warranty regarding the information and materials provided to DMB pursuant to this Section except that, to the best of UPK's actual knowledge, the copies provided to DMB are genuine.

         16.      Representation and Warranties.
                  -----------------------------

                  UPK represents and warrants to and covenants with the Company and DMB that:

                  (a) UPK has full power and authority to enter into and perform this Agreement according to its terms and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) The individual executing this Agreement on behalf of UPK is authorized to do so and, upon his execution hereof, this Agreement shall be binding upon and enforceable against UPK in accordance with its terms.

                  (c) Following the Effective Date of this Agreement, UPK will not cause any matter, and will use good faith efforts and reasonable diligence not to permit (but without being required to spend material amounts of money to do so), any matter which it has the power to prevent to arise or be imposed upon the Properties which materially and adversely affects title to the Properties.

                  (d) UPK, as of the Effective Date, has no actual knowledge of any pending, and has received no written notice of any threatened or contemplated claims or litigation affecting the Properties except as set forth on Exhibit G attached hereto or referred to elsewhere in this Agreement or the Operating Agreement.

                  (e) UPK has not, and will not prior to the date of contribution of the Properties to the Company, granted leases and other rights to possession, or rights to purchase the Properties to any third party except for the Deer Valley Settlement Agreement, and any existing leases to Deer Valley.

                  (f) Except as specifically set forth on Exhibit H attached hereto, UPK, as of the Effective Date, has not received notice from any governmental or other agency of any violation of any laws, ordinances, governmental rules or regulations with respect to the Properties, and has no actual knowledge of any proposed condemnation, exercise of eminent domain, or proposed or pending assessments with respect to the Properties other than normal real estate taxes.

                  (g) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated by UPK or filed by or against UPK or pending in current judicial administrative proceeding against UPK.

                  DMB represents and warrants to and covenants with UPK that:

                  (h) DMB has full power and authority to enter into and perform this Agreement according to its terms and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement.

                  (i) The individual executing this Agreement on behalf of DMB is authorized to do so and, upon his execution hereof, this Agreement shall be binding upon and enforceable against DMB in accordance with its terms.

                  (j) DMB acknowledges that the acquisition of the Property by the Company shall constitute its acknowledgment that it has independently inspected and investigated the Property. DMB has or will employ such independent attorneys, architects, engineers, and contractors of DMB's own choice as it deems necessary to advise DMB on the suitability of the Properties for the Company's proposed development of the Properties. The Company and DMB shall accept the Property "AS IS", subject only to the specific representations and warranties and covenants set forth in this Agreement except for any warranties in the deed conveying the Properties to the Company.

                  (k) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated by DMB or filed by or against DMB or pending in current judicial administrative proceeding against DMB.

         The foregoing representations of UPK and DMB shall be true and correct as of the Effective Date and as to subsections (a), (c), (e), (h), (j), and (k) shall remain true as of the Contribution Date of each of the Contributed Properties. The representations, warranties, and covenants of DMB and UPK contained in this Section shall survive the contribution of each of the Properties to the Company for a period of six months.

         If UPK obtains actual knowledge of any material change in the statements made by UPK set forth above after the Effective Date (whether arising before or after the Effective Date), UPK will give prompt notice to DMB. If DMB obtains actual knowledge of any material change in the statements made by DMB set forth above after the Effective Date (whether arising before or after the Effective Date), DMB will give prompt notice to UPK. Any breach of representation by a party shall become a Performance Default as defined in the Operating Agreement after a Notice of Default as defined in the Operating Agreement if not cured within the Cure Period or contested as provided in
Section 5.12 of the Operating Agreement.

         17. Defaults. In the event that a party hereto ("Non-Defaulting Party") shall believe that another party hereto ("Defaulting Party") is in non-compliance or default of its obligations hereunder, the Non-Defaulting Party may send the Defaulting Party a Default Notice as set forth in the Operating Agreement. All procedures for responding to Default Notices, all dispute resolutions procedures for Disagreements, and all remedies under the Operating Agreement for Performance Defaults shall be applicable to breaches of this Agreement.

         18. Dispute Resolution. In the event of any disputes or disagreements under this Agreement with respect to the compliance with or interpretation of this Agreement by a party, any party hereto may require the parties to resolve the dispute through the Disagreement Resolution procedures set forth in Section
5.12 of the Operating Agreement except that in connection with any dispute or disagreement involving the failure to comply with or interpretation of any Environmental Protocol, Mine Hazard Protocol, Mine Mitigation Plan or other environmental issues, the Facilitator shall have the authority to employ an environmental consultant having at least 10 years experience in the field of environmental mining problems to assist him with technical matters.

         19. Commissions. Each party warrants and represents to the other that no real estate sales or brokerage commissions, finders fees or similar payments are or will be due in connection with this transaction, as the result of any act(s) of the party so representing, however, the parties acknowledge that a commission may be claimed by Brown Realty in connection with a Four Seasons Hotel if one is incorporated into the Project, which if incurred would be a project cost. Except for the Brown Realty matter, each party shall defend, indemnify and hold the other harmless for, from and against any claims by third parties, made as a result of any act(s) of the party so representing, for real estate sales or brokerage commissions, finders fees or similar payments in connection with the transactions provided for herein, and all costs and expenses incurred by the indemnitee in connection therewith including, but not limited to, reasonable attorneys' fees.

         20. Environmental Indemnity on Excluded Property. UPK shall indemnity, defend and hold harmless the Company and DMB from and against any claims, loss or damage or penalty arising out of the environmental conditions of the Excluded Property to be retained by UPK or the failure of UPK to remediate the Excluded Property in accordance with the requirements of law; provided, however, that the foregoing shall not alter any cost sharing obligations set forth in the Protocol or this Agreement.

         21. Risk of Loss. All risk of loss or physical damage to the Properties prior to the contribution of the Properties to the Company shall remain with UPK.

         22. Assignment. No party hereto may assign its interest hereunder except in accordance with the Operating Agreement.

         23. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given by personal delivery, by facsimile transmission, by overnight courier, or by deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient at the addresses shown below:

     To UPK:                   United Park City Mines Corporation
                               PO Box 1450
                               Park City, Utah 84060
                               Attention: Hank Rothwell
                               (435) 649-8035

     To DMB and the Company:   DMB Park City, LLC
                               c/o DMB Associates, Inc.
                               7600 E. Doubletree Ranch Road, Suite 300
                               Scottsdale, Arizona 85258
                               Attn: Jim Hoselton
                               (480) 367-9788

Any time periods provided for herein shall be calculated from required notices only and shall not be delayed or otherwise affected by any courtesy copies to be sent. Such notices and other communications shall be deemed to be received upon actual receipt, if delivered personally or by facsimile, the next business day if delivered by courier, or three (3) days following deposit in the mail, if delivered by mail. The parties and Escrow Agent may, from time to time, designate a different address by notice given in the manner provided for above, not less than three (3) days prior to the effective date of the change.

         24. Entire Agreement. This Agreement, together with any exhibits and other matters attached hereto and/or incorporated herein by reference, the Protocol and the Operating Agreement, constitutes the entire contract between the parties with respect to the Properties.

         25. Further Instruments; Survival. Each party, promptly upon the written request of the other or Escrow Agent, shall execute (and have acknowledged, if appropriate) and deliver to the other or to the Escrow Agent, or as may be otherwise reasonably designated, all additional instruments reasonably requested to evidence or give effect to this Agreement, whether the request is made before or after the Contribution Date.

         26. Modification of Agreement. No modification of this Agreement shall be effective unless it is in writing and is signed by all parties.

         27. Waiver. No waiver of any term or condition of this Agreement shall be effective unless it is in writing and is signed by the party against whom enforcement of the waiver is sought, and then only in the particular circumstances specified. No failure by a party to exercise any right or privilege provided for herein, or to require timely performance of any obligation herein in strict accordance with the provisions hereof, shall preclude the exercise of such rights or privileges or the enforcement of such obligations in different circumstances or upon the reoccurrence of the same or similar circumstances. Moreover, the exercise of any remedy provided for at law, in equity, or herein shall not impliedly preclude the exercise of any other remedy except when, and then only to the extent that, the other remedy is expressly forbidden or limited by the provisions hereof.

         28. Time Periods. If the time fixed for performance of any obligation hereunder expires on a Saturday, Sunday or legal holiday, the deadline shall be extended automatically to the next day that is not a Saturday, Sunday or legal holiday. Except as may be otherwise expressly provided herein, the time for performance of any obligation hereunder shall expire at 5:00 p.m. (Utah time) on the last day of the period allowed hereunder.

         29. Applicable Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         30. Venue. UPK and DMB and the Company hereby agree that the proper venue for any legal proceedings or arbitration arising out of this Agreement shall be Salt Lake County, Utah or as the parties shall otherwise approve.

         31. Construction. As used in this Agreement, the masculine, feminine and neuter gender and the singular or plural shall each be construed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written. The parties acknowledge that each has had a full and fair opportunity to review the Agreement and to have it reviewed by counsel.

         32. Inurement. This Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the respective parties.

         33. Non-Foreign Affidavit. UPK shall provide the Company and DMB with an affidavit meeting applicable legal requirements evidencing UPK's non-foreign status within the meaning of Sections 1445 and 7701 of the Internal Revenue Code.

         34. Descriptive Headings. The descriptive headings of the paragraphs, sections and other portions of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions herein.

         35. Counterparts. This Agreement may be executed in counterparts, each of which may contain fewer than all signatures but all of which, together, shall constitute a single instrument.

DMB Park City, LLC                               United Park City Mines Company
By: DMB Realco LLC, Its Sole Member

       By: DMB Associates, Inc., Manager

                                                  By:___________________________
       By: _______________________                   Its _______________________
           Its: __________________

UPK/DMB, LLC

By: DMB Park City, LLC, Managing Member

      By: DMB Realco LLC, Its Sole Member

      By: DMB Associates, Inc., Manager

      By: _______________________
          Its ___________________